Blue Sphere Corporation 8-K/A

Exhibit 10.2

THIRD AMENDMENT AGREEMENT TO

SHARE PURCHASE AGREEMENT DATED AS OF JUNE 29, 2017

This “THIRD AMENDMENT” is made and entered into as of July 31, 2017 by and among

FUTURIS S.r.l. (“FUTURIS”), incorporated and existing under the laws of Italy, having its registered office at Milan (MI), Via Montefeltro n. 4, 20156, VAT and fiscal code no. 06642020967, in the person of its sole director, Ing. Danielli Rodolfo, born in Milan on 11 September 1946, fiscal code no. DNLRLF46P11F205O

SEGATI FRIULI S.r.l. (“SEGATIFRIULI”), incorporated and existing under the laws of Italy, having its registered office at Pavia di Udine (UD), Via Crimea 57, VAT and fiscal code no. 01511880302, in the person of Paolo Perini in his quality of President of the Board of Directors born in Udine on 29 November 1955, (FUTURIS and SEGATIFRIULI collectively the “SELLERS”);

And

PRONTO VERDE A.G., incorporated and existing under the laws of Switzerland, having its registered office at Bahnhofplatz, 3, 6460 – Aurdorf (UR), Switzerland, enrolled in the register of the companies with no. CHE – 101.957.390, represented by Mr. Giovanni Di Vincenzo, born in Rome, on February 15th, 1948, acting as chief executive officer of the company, duly empowered for the purposes hereof (hereinafter referred to as the “BUYER”)

(BUYER and the SELLERS hereby individually referred to as “PARTY” and collectively the “PARTIES”)

And

BLUESPHERE ITALY S.r.l. (“BI”), a limited liability company incorporated and existing under the laws of Italy, having its registered office in Milan, Corso Matteotti no. 1, 20121 (MI), registered with the Companies' Register of Milan under no. MI-2124774, VAT Code No. 09967150963

BLUESPHERE CORPORATION (“BC” or the “Guarantor”) a company incorporated in Nevada, United States and having its business address at 301 McCullough Drive, 4th Floor, Charlotte, NC 28262, U.S.A.

WHEREAS:

A)

The PARTIES have as of June 29, 2017, entered into the Share Purchase Agreement clarified and amended by a “Side Letter of Amendment and Clarifications” on the same day and further amended by a “Second Amendment Agreement” as of July 12, 2017 (the Share Purchase Agreement so amended hereinafter referred to as the "SPA");

B)

According to Section 6.1 of the SPA the CLOSING DATE has been agreed to occur on July 31, 2017. Due to certain delays and unforeseen situations it is not possible to comply with the established CLOSING DATE term and accordingly the PARTIES have agreed to post-pone the CLOSING DATE and to make certain amendments to the SPA;

C)

BI represents and warrants to the SELLERS that on its bank account opened with Cariparma, BI holds an available balance to withdraw of at least € 400,000 as per Annex 1 and warrants the SELLERS to use such funds solely and exclusively for the fulfilment of the obligations of the BUYER according to this Third Amendment;

D)

Capitalized terms used but not otherwise defined in this Third Amendment Agreement (“Third Amendment”) shall have the respective meanings assigned to them in the SPA, unless the context requires otherwise.

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NOW, THEREFORE

1.	The PARTIES have now agreed to amend the SPA as set forth below.

a) The following definition in SECTION 1 – Recitals, Exhibits and Definitions shall be added after the definition of BALANCE SHEETS:

BI	means Bluesphere Italy S.r.l., a limited liability company incorporated and existing under the laws of Italy, having its registered office in Milan, Corso Matteotti no. 1, 20121 (MI), registered with the Companies' Register of Milan under no. MI-2124774, VAT Code No. 09967150963;

b) The following definition in SECTION 1 – Recitals, Exhibits and Definitions shall be added after the definition of AGREEMENT:

ASSEGNO CIRCOLARE	means an Italian bankers' draft ruled by Royal Decree 21/12/1933 no 1736, G.U. 29/12/1933

c) Section 6.1 of the SPA is hereby amended in its entirety to read as follows:

“6.1.      Without prejudice to the provisions of SECTION 4, the CLOSING shall take place on the CLOSING DATE at the office of the Public Notary Ruben Israel in Milan, on September 4th 2017 (the “CLOSING DATE”).”

d) The following paragraph 6.6. shall be added after Section 6.5 of the SPA

“6.6.      Should the BUYER fail to or communicate its or BI's unavailability for whatever reason to perform on the CLOSING DATE the actions described in Section 6.2 or Exhibit 6.2, the BUYER shall pay a default penalty equal to the amount of € 450,000.00 (the “DEFAULT PENALTY”), without prejudice for any claim of the SELLERS for damages exceeding such amount. In case of default of the BUYER, the SELLERS shall be entitled to keep any amount received from the BUYER (or BI on behalf of the BUYER) before the CLOSING DATE and allocate the same as partial payment of the DEFAULT PENALTY.”

e) -950539079 Exhibit 6.2 to the SPA is hereby amended by substituting the word “Newco” with “BI”.

f) The following paragraph 9.12. shall be added after Section 9.11 of the SPA

“In the event the BUYER does not pay for whatever reason any SECURITY DEPOSIT agreed between the PARTIES, the SELLERS shall have the right to terminate the SPA according to article 1456 ICC and shall be entitled to damages.”

g) The following shall be added to the end of Section 12.1(ii) of the SPA:

“SPV shall grant FUTURIS a proxy and a mandate in rem propriam allowing FUTURIS to manage, negotiate and settle any dispute concerning the amount of the ALLIANZ claim, granting, among the others, powers to appoint lawyers, sign documents, petitions, claims applications whatsoever before Courts and any authority with regard to such item”

h) The following shall be added to the end of Section 12.1(iii) of the SPA:

“SPV shall grant FUTURIS a proxy and a mandate in rem propriam allowing FUTURIS to manage, negotiate and settle any dispute concerning the net receivables pertaining the white certificates or TEE granting, among the others, powers to appoint lawyers, sign documents, petitions, claims applications whatsoever before Courts and any authority with regard to such item”

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2.	The BUYER undertakes to pay by Italian ASSEGNO CIRCOLARE (that FUTURIS is expressly authorized to immediately cash in) to FUTURIS within 5 (five) days from the signature of this Third Amendment the amount of € 400,000 as security deposit (the “SECURITY DEPOSIT”) for the performance of all the obligations of the BUYER in the SPA. Furthermore, by this THIRD AMENDMENT BUYER instructs BI – who by executing this THIRD AMENDMENT accepts – to pay to FUTURIS the amount of € 400,000 as above specified. In the event the BUYER does not pay for whatever reason the SECURITY DEPOSIT within such term, the SELLERS shall have the right to terminate the SPA according to article 1456 ICC and shall be entitled to damages . At the CLOSING DATE, FUTURIS shall allocate the SECURITY DEPOSIT amount previously cashed in as follows:

(i) an amount equal to the sum owed to FUTURIS at the CLOSING DATE according to Section 3.3 letter b) of the SPA shall be kept by FUTURIS as advance payment of the amount due in CLOSING B, as defined in Exhibit 6.2 of the SPA;

(ii) an amount equal to the balance of the SECURITY DEPOSIT less the amount under item (i) above shall be paid to SPV in name and on behalf of BI as shareholders' loan according to the procedure set forth in Exhibit 6.2 of the SPA – Section 2.2(C). Annex 2(A) to Exhibit 6.2 of the SPA shall be amended accordingly if necessary.

3.	In case of default of BUYER or BI to perform the actions described in Section 6.2 of the SPA and in Exhibit 6.2, the SECURITY DEPOSIT previously cashed in by FUTURIS shall be kept by FUTURIS as partial payment of the DEFAULT PENALTY under Section 6.6. of the SPA.
4.	Upon receipt of the ASSEGNO CIRCOLARE by FUTURIS, (i) SEGATIFRIULI shall release to Mr. Lorenzo Sperti a notarial proxy expiring at the CLOSING DATE to perform the actions envisaged in Exhibit 6.2 of the SPA – Section 2 – 1 CLOSING A – (I) (A) (i), that is to say the execution of the notarized endorsement of the CLOSING A SHARES in favor of the BUYER and (ii) FUTURIS shall release to Mr. Lorenzo Sperti a notarial proxy and a mandate expiring at the CLOSING DATE to perform – with powers exercisable subject to the condition precedent of the notarized deed by which CARIPARMA expresses its consent to the cancellation of the DANIELLI MORTGAGE – the actions envisaged in Exhibit 6.2 of the SPA – Section 2 – 3 CLOSING B – (I) (A) (i), that is to say the execution of the notarized endorsement of the CLOSING B SHARES in favor of the BUYER.
5.	In addition, the PARTIES agree that the SPV is allowed at its own discretion to enter before the CLOSING DATE (i) into a contract for the supply of oil up to 15 September 2017, with the supplier chosen by the SPV at terms and conditions at its discretion, strictly in compliance with market standard terms and conditions for this kind of transactions. Such contract will be reflected in the CLOSING DATE REVIEW and will be taken into account for the calculation of the ADJUSTED PRICE; (ii) into a contract aimed at improving the cogeneration plant cooling system and paying for the same amount up to € 50,000 and (iii) into shareholders’ loans with FUTURIS granting and paying to the same SPV amounts up to the maximum amount of € 150,000 (one hundred and fifty/00) in order to endow the SPV with the money necessary to meet its obligations before the CLOSING DATE. Such loans will be reflected in the CLOSING STATEMENT REVIEW and will be taken into account for the calculation of the ADJUSTED PRICE. Furthermore, upon cash-in of the invoices no. to 101371 on 20.06.2017 amounting to € 63,016.17 and (b) no. 1-009 T0101371 on 29.06.2017 amounting to € 104,195.17 pertaining receivables against the GSE, the SPV is allowed to use the amount received in order to repay the shareholders' loan granted by FUTURIS to SPV up to an equal amount. Such repayment will be reflected in the CLOSING STATEMENT REVIEW and will be taken into account for the calculation of the ADJUSTED PRICE.
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6.	The BUYER, BI and BC jointly undertake to pay FUTURIS at the CLOSING DATE an amount equal to € 50,000 as partial reimbursement of the expenditures of FUTURIS in the transaction for accounting and legal services.
7.	According to Article 1273 of ICC, BI shall be considered (“Accollante”) assuming jointly to the BUYER all the BUYER's obligations in articles 2 and 3 herinabove and in whatsoever manner connected to the SECURITY DEPOSIT or the DEFAULT PENALTY and according to Article 1957 of ICC, BC shall be considered as guarantor in favor of the SELLERS with regard to any of the obligations of BI. BC guarantee will remain valid until December 31st, 2017.
8.	This Third Amendment shall be considered an integral part of the SPA and shall be binding upon each PARTY from the date first above written. Subject only to the modification referred to in this Second Amendment, the SPA shall remain in full force and effect and where necessary shall be read and construed and be enforceable as if the terms of this Third Amendment were inserted.
9.	The provisions of Section 13 of the SPA shall apply also to this THIRD AMENDMENT.
10.	All notifications to be made on the basis of this Third Amendment to BI and BC must be sent in writing by registered letter with return receipt anticipated by facsimile to the following addresses:

Bluesphere Italy S.r.l.

Corso Matteotti no. 1,

20121 Milan, (MI),

roy@bluespherecorporate.com

Bluesphere Corporation

c/o Bluesphere Italy S.r.l.

Corso Matteotti no. 1,

20121 Milan, (MI),

shlomi@bluespherecorporate.com

or to the different addresses subsequently communicated in writing.

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IN WITNESS WHEREOF, the Parties, BI and BC hereof have executed this Third Amendment as of the date first above written.

Milan, 31 July 2017

SELLERS

FUTURIS S.r.l.
Mr. Rodolfo Danielli

SEGATIFRIULI S.r.l.
Mr. Paolo Perini

BUYER

PRONTO VERDE AG
Mr. Giovanni Di Vincenzo

Accollante

BLUESPHERE ITALY S.r.l.

The Guarantor

BLUESPHERE CORPORATION

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